FOR IMMEDIATE RELEASE

CONTACT:
Bill Gerraughty, Chief Financial Officer
Infinium Software
(508) 778-2000
bill_gerraughty@infinium.com

David Griffin, Corporate Communications Manager
Infinium Software
(508) 790-6764
dave_griffin@infinium.com


   INFINIUM SOFTWARE ANNOUNCES EARLY TERMINATION OF HART-SCOTT-RODINO WAITING
                                     PERIOD

HYANNIS, MA--NOVEMBER 26, 2002--Infinium Software (NASDAQ: INFM), a provider of Web-integrated enterprise business applications, today announced that the Department of Justice and Federal Trade Commission have granted early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, in relation to the previously announced agreement and plan of merger providing for the acquisition by merger of Infinium by SSA Global Technologies, Inc. Termination of the waiting period was one of the conditions to consummation of the proposed merger. Infinium will be holding a special meeting of stockholders on December 20, 2002 to seek stockholder approval of the merger.

ABOUT INFINIUM SOFTWARE
Infinium Software is a provider of Web-integrated enterprise business applications optimized for the IBM eServer iSeries including human resources, payroll, financial management, customer relationship management, materials management, process manufacturing, and corporate performance management offerings, backed by related professional services, training and support. Infinium has 1,800 customers worldwide representing a variety of industries including manufacturing, hospitality and gaming, healthcare, transportation, retail, financial services and distribution. Founded in 1981, Infinium has offices worldwide and is headquartered in Hyannis, Massachusetts. For more information visit http://www.infinium.com.

ABOUT SSA GLOBAL TECHNOLOGIES
SSA Global Technologies, Inc. is a leading provider of enterprise solutions for manufacturing, consumer and services companies worldwide. SSA GT's enterprise resource and planning (ERP) platforms easily integrate with strategic business applications to deliver e-business, business intelligence, customer relationship
(CRM) and supply-chain solutions. Headquartered in Chicago, SSA GT has 121 worldwide offices serving more than 7,500 active customers that represent market-leading companies in over 90 countries. For additional information, visit the SSA GT Web site at http://ww.ssagt.com.

IMPORTANT ADDITIONAL INFORMATION HAS BEEN FILED WITH THE SEC
On November 21, 2002, Infinium filed its definitive proxy materials with the SEC in connection with the proposed acquisition by SSA. The definitive proxy materials were mailed on November 21, 2002 to all shareholders of record as of the close of business on November 18, 2002. The definitive proxy materials contain important information about Infinium, SSA, the proposed transaction and related matters. Investors and security holders are urged to read the proxy materials carefully.

Investors and security holders are able to obtain free copies of the definitive proxy materials and other documents filed with the SEC by Infinium through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the definitive proxy materials from Infinium by contacting those named at the top of this release.


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EARLY TERMINATION OF HART-SCOTT-RODINO WAITING PERIOD                PAGE 2 OF 2


Infinium, SSA, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement. Information regarding Infinium's directors and executive officers is contained in Infinium's definitive proxy materials dated November 21, 2002, its Form 10-K for the fiscal year ended September 30, 2001 and its proxy statement dated January 3, 2002, all of which have been filed with the SEC. As of October 1, 2002, Infinium's directors and executive officers beneficially owned approximately 22.5 percent of Infinium's common stock. In addition, all outstanding Infinium options and restricted stock, whether or not vested, including those held by directors and executive officers, will be cashed out in the merger and executive officers will be entitled to certain severance benefits under existing agreements. A more complete description is available in the definitive proxy materials.

                                      # # #

Infinium is a registered trademark of Infinium Software, Inc. All company and product names, service marks and trademarks are the property of their respective owners.


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